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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): February 13, 2001
                                                         -----------------



                      UNITED DOMINION REALTY TRUST, INC.
                      ----------------------------------
            (Exact name of registrant as specified in its charter)



      Virginia                          1-10524                 54-0857512
-------------------------------  ------------------------  -------------------
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
incorporation of organization)                             Identification No.)




                400 East Cary Street,  Richmond, Virginia 23219
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              (Address of principal executive offices - zip code)



                                (804) 780-2691
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              Registrant's telephone number, including area code


                10 South Sixth Street, Richmond, Virginia 23219
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                (Former address, if changed since last report)
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ITEM 5.   OTHER EVENTS

On February 13, 2001, United Dominion Realty Trust, Inc. ("United Dominion"), the registrant, issued a Press Release announcing Thomas W. Toomey as the new President and CEO of United Dominion. The following is a summary of United Dominion Realty Trusts, Inc.'s Press Release:

              UNITED DOMINION REALTY TRUST NAMES THOMAS W. TOOMEY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

RICHMOND, Virginia February 13, 2001, United Dominion Realty Trust, Inc. (NYSE:
UDR) today announced that Thomas W. Toomey has been named President, Chief Executive Officer and a Director of the Company, effective February 13, 2001.

Mr. Toomey, 40, had been Chief Operating Officer of Apartment Investment Management Company, where he was responsible for the operation of approximately 1,800 properties located in 47 states, the District of Columbia and Puerto Rico, including over 325,000 apartment units serving approximately one million residents. In addition, he was responsible for AIMCO's accounting service centers, information services and human resources departments. Before becoming Chief Operating Officer, Mr. Toomey was Executive Vice President - Finance Administration with responsibilities for finance, accounting and computer systems. Prior to joining AIMCO in 1996, he was Senior Vice President and Treasurer with Lincoln Property Company from 1990 to 1995, and an Audit Manager with Arthur Andersen & Co. from 1984 to 1990.

John P. McCann, Chairman, said, "I am pleased to turn over leadership of United Dominion to Tom Toomey. Tom's experience is highly complementary with our operations and culture. He has operated a national portfolio of middle market apartment properties that is much larger than United Dominion's, has extensive financial experience and possesses outstanding skills in team building and people development. Tom's industry expertise, management experience, leadership qualities and strategic vision are a perfect fit with United Dominion."

James D. Klingbeil, Vice Chairman, who chaired the CEO search committee, said, "United Dominion's competitive strengths and growth opportunities attracted considerable high-level executive interest. Tom Toomey is our first and our ideal choice -- a proven, effective leader in our industry who shares our commitment to building operational excellence, profitable growth and shareholder value."

Mr. Toomey said, "I am delighted to have the opportunity to lead United Dominion. The Company has undergone significant change in recent years building a substantial $4 billion national portfolio. I look forward to working with the Company's management and Board in further strengthening operations, enhancing the Company's financial position and driving growth to the bottom line. Our clear objective is for United Dominion to be an even more profitable company consistently producing increased earnings by successfully pursuing attractive opportunities that benefit our residents, employees and shareholders."

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Conference Call Information

A conference call with John McCann and Tom Toomey will be held on Wednesday, February 14, at 11:30 am Eastern Standard Time (EST). There will be a question and answer period during the call. To participate, dial 1-877-817-7170 or 1-703-871-3619. A replay of the conference call will be available through 12:00 midnight EST on Wednesday, February 21, 2001. To hear the replay, please call 1-888-266-2086 or 1-703-925-2435, Access Code: 4997972. The call can also be heard via webcast at www.udrt.com or www.streetevents.com.


About United Dominion Realty Trust, Inc.

United Dominion is one of the country's largest multifamily real estate investment trusts owning and operating apartment communities nationwide. The Company currently owns all or an interest in approximately 78,000 apartment homes and is the developer for approximately 1,900 homes under construction. United Dominion's common stock is traded on the New York Stock Exchange under the symbol UDR. Additional information about United Dominion may be found on its web site at www.udrt.com.

In addition to historical information, this press release contains forward-looking statements. The statements are based on current expectations, estimates and projections about the industry and markets in which United Dominion operates, as well as management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which may cause the company's actual results, performance, achievements pursuant to its disposition programs and its other activities to be materially different from the results, plans or expectations expressed or implied by such statements. For more details, please refer to the company's SEC filings, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q.

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Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    UNITED DOMINION REALTY TRUST, INC.



Date:   February 16, 2001                    /s/ A. William Hamill
     --------------------------------        --------------------------------
                                             A. William Hamill
                                             Executive Vice President and
                                              Chief Financial Officer



Date:   February 16, 2001                    /s/ Scott A. Shanaberger
     --------------------------------        --------------------------------
                                             Scott A. Shanberger
                                             Vice President and
                                              Chief Accounting Officer

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